UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2007
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-19777	22-3103129
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On October 3, 2007, DUSA issued a press release, attached to and made part of this report, announcing that the Korea Food and Drug Administration (KFDA) has approved Levulan® Kerastick® for Photodynamic Therapy (PDT) for the treatment of actinic keratoses (AKs) through its marketing partner Daewoong Pharmaceutical Co., Ltd and its affiliate DNC Daewoong Derma & Plastic Surgery Network Company (DNCompany). Having received approval, subsequent market launch is expected in the first quarter of 2008.
     Except for historical information, this report contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to expectations for launch in the first quarter of 2008, manufacture and supply by DUSA, marketing and distribution by Daewoong, perceptions of success in the market, expectations for commercialization in 11 Asian countries. Furthermore, the factors that may cause differing results include the ability to penetrate the market, the regulatory process, sufficient funding, maintenance of DUSA’s patent portfolio, reliance on third parties, and other risks identified in DUSA’s SEC filings from time to time.
Item 9.01 — Financial Statement and Exhibits.

Item No.	Description

99.1	Press Release, dated October 3, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: October 3, 2007	By:	/s/ Robert F. Doman
Robert F. Doman, President and
Chief Executive Officer

EXHIBIT INDEX

Item No.	Description

99.1	Press Release, dated October 3, 2007